CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-297864 on Form S-6 of our report dated October 9, 2026, relating to the financial statement of FT 13251, comprising Diversified Equity Strategic Allocation Port. 4Q '26 - Term 1/18/28, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 9, 2026